Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Oasis Petroleum Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share of Common Stock	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Fees To Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c) and 457(f)(1)	25,286,625(2)	N/A	$1,828,728,743(3)	0.0000927	$169,523.16
Fees To Be Paid	Equity	Common Stock underlying the Warrants	Rule 457(c) and 457(f)(1)	4,188,168(4)	N/A	$302,888,310(5)	0.0000927	$28,077.75
		Total Offering Amounts				$2,131,617,053		$ 197,600.91
		Total Fees Previously Paid						0.00
		Total Fee Offsets						0.00
		Net Fee Due						$ 197,600.91

(1)

The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), by multiplying the proposed maximum aggregate offering price for the securities by 0.0000927.

(2)

Represents the maximum number of shares of Oasis Petroleum Inc. (“Oasis”) common stock, par value $0.01 per share (“Oasis common stock”), issuable to stockholders of Whiting Petroleum Corporation (“Whiting”) upon the completion of the merger of equals business combination between Oasis and Whiting described in Oasis’ registration statement on Form S-4 (the “Registration Statement”). This number is based on 43,793,948, the maximum total number of shares of Whiting common stock, par value $0.001 per share (the “Whiting common stock”), estimated to be issued and outstanding immediately prior to completion of the merger, multiplied by 0.5774, the exchange ratio under the merger agreement described in the Registration Statement.

(3)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the Oasis common stock was calculated as follows: the product of (i) $72.32, the average of the high and low prices per share of Whiting common stock as of April 27, 2022, as quoted on the New York Stock Exchange, and (ii) 25,286,625, the number of shares of Oasis common stock that may be issued in exchange for Whiting common stock, calculated in accordance with footnote (2) above.

(4)

Represents the maximum number of shares of Oasis common stock issuable upon the exercise of the Whiting warrants that will be assumed by Oasis in connection with the merger as described in the Registration Statement. This number is based on such warrants being exercisable for an aggregate of 7,253,494 shares of Whiting common stock multiplied by the exchange ratio of 0.5774.

(5)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the Oasis common stock was calculated as follows: the product of (i) $72.32, the average of the high and low prices per share of Whiting common stock as of April 27, 2022, as quoted on the New York Stock Exchange, and (ii) 4,188,168, the number of shares of Oasis common stock that may be issuable in exchange for the Whiting warrants that will be assumed by Oasis, calculated in accordance with footnote (4) above.